UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2023

Airspan Networks Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39679	85-2642786
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 310, Boca Raton, FL 33431
(Address of principal executive offices) (Zip Code)

(561) 893-8670
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIMO	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $12.50 per share	MIMO WSA	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $15.00 per share	MIMO WSB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously reported, on March 8, 2023, Airspan Networks Holdings Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Airspan Networks Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Seller”), Mimosa Networks, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Seller (“Mimosa”), and Radisys Corporation, an Oregon corporation (“Buyer”), pursuant to which Seller will sell all of the issued and outstanding shares of common stock of Mimosa to Buyer for an aggregate purchase price of approximately $60 million in cash (subject to customary adjustments as set forth in the Purchase Agreement) on the terms and subject to the conditions set forth in the Purchase Agreement (the “Transaction”).

On May 12, 2023, the Company filed a Current Report on Form 8-K (the “Current Report”) to disclose unaudited pro forma consolidated condensed financial information for the Company, giving effect to the Transaction, as if it was consummated on January 1, 2022. The Company is filing this amendment to the Current Report to provide revised unaudited pro forma consolidated condensed financial information to clarify that the unaudited pro forma financial information is presented as if the Transaction was consummated on January 1, 2022 and to revise certain adjustments presented in the unaudited pro forma consolidated condensed financial information to assume that the Transaction was consummated on January 1, 2022.

This unaudited pro forma consolidated condensed financial information is not necessarily indicative of the expected results of operations for any future period. Actual future results are likely to be different from the amounts presented in this unaudited pro forma consolidated condensed financial information and such differences could be significant.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

In accordance with Item 9.01(b), the unaudited pro forma consolidated condensed financial information of Airspan Networks Holdings Inc. for the year ended December 31, 2022 and the three months ended March 31, 2023 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description
99.1	Unaudited pro forma consolidated condensed financial information of Airspan Networks Holdings Inc. for the year ended December 31, 2022 and the three months ended March 31, 2023.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2023	Airspan Networks Holdings Inc.

	By:	/s/ David Brant
David Brant
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

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